UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              CFB BANCSHARES, INC.
  ------------------------------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)



            Tennessee                                     62-1619339
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(State of incorporation or organization)       (IRS Employer Identification No.)

1015 Main Street, Wartburg, Tennessee                          37877
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(Address of principal executive offices)                     (Zip Code)


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]


Securities  Act  registration  statement file number to which this form relates:
333-102492


        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
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          Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $1.00 Par Value
--------------------------------------------------------------------------------
                                (Title of class)

  ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     For information with respect to the common stock, $1.00 par value per share (the "Common Stock"), of CFB Bancshares, Inc., a Tennessee corporation (the "Registrant"), see the information under the captions "Description of Securities" and "Dividend Policy" contained in the Registrant's Amended Registration Statement on Form SB-2 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on April 11, 2003, as such Registration Statement may be amended further from time to time (as so amended, the "Form SB-2"). The Registration Statement is deemed to be incorporated herein by reference.

  ITEM 2.  EXHIBITS.

     The following exhibits are filed as a part of the Registration Statement:




  Exhibit
    No.       Description
  -------     -----------

   3.1 Articles of Incorporation and any Amendments thereto, (incorporated by reference to Exhibit 3.1 of Registration Statement on Form SB-2,Registration No. 333-102492).

   3.2 Bylaws (incorporated by reference to Exhibit 3.2 of Registration Statement on Form SB-2, Registration No. 333-102492).

 * 4.1       Specimen common stock certificate.

   4.2 See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws of the Company defining rights of holders of the Company's Common Stock (incorporated herein by reference to Exhibits 3.1 and 3.2 to the Registrant's Form SB-2 Registration Statement File No. 333-102492).

-------------------
*  filed herewith

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         CFB BANCSHARES, INC.
                                         (Registrant)



                                         By: /s/ Billy M. Rice
                                            ----------------------------------
                                             Billy M. Rice


  Date:  April 14, 2003